Exhibit 99.1

sunation ENERGY ANNOUNCES 2025 FIRST QUARTER RESULTS AND INTRODUCES FINANCIAL GUIDANCE for 2025

Substantial Progress in Reducing Debt, Lowering Costs, Enhancing Cash Flow

Strong Commercial Project Backlog

RONKONKOMA, NY – May 15, 2025 – SUNation Energy, Inc. (Nasdaq: SUNE) (the “Company”), a leading provider of sustainable solar energy and backup power to households, businesses, municipalities, and for servicing existing systems, today announced financial results for the first quarter ended March 31, 2025 (“Q1 2025”). The information in this Press Release is not complete and should be carefully read in conjunction with our most recent Form 10-Q quarterly report for the financial quarter ended March 31, 2025, including the subsequent events and risk factor updated therein, as well as our other SEC reports.

“Our results for Q1 2025 reflect the initial successes associated with our corporate transformation activities, most notably in the areas of cost containment, operating efficiencies, improved cash position, and debt reduction,” said Scott Maskin, Chief Executive Officer.

“We see gathering strength in our end markets and are pleased with the performance of our two primary business segments - SUNation, which serves Long Island and the surrounding region, and Hawaii Energy Connection (“HEC”).   SUNation’s Commercial backlog as of March 31, 2025 rose more than 30% compared to the same period last year, thanks to a variety of projects currently in various stages of development with our institutional partners. While our New York Residential business experienced typical seasonal headwinds in Q1 2025 due largely to especially poor weather in February, we are addressing pent up demand from Residential consumers. This has resulted in a stronger than usual Springtime push, with both contract and install activity rivaling the growth we saw during the post Inflation Reduction Act boom-period prior to the rise in interest and financing rates. We expect improved results in Q2 2025 compared to Q1 2025 as consumers look to lock in pricing prior to any potential increases related to tariffs and in advance of any changes to federal solar tax incentives that may occur as this issue gets debated in Congress. Based on 20 years of experience dealing with dynamic federal incentives, and now tariffs, I do believe that we are well-positioned to capitalize on this growing sense of urgency among consumers to begin to realize the benefits of solar.

He continued, “We are also exploring opportunities to expand our Service and Maintenance business in the New York metro region to support thousands of homeowners whose systems have been orphaned by solar providers that are no longer in business. This presents a meaningful opportunity to broaden our customer base, support the continuing use of solar, and potentially benefit from historically high margin service revenues.  Our Residential business in Hawaii, a more mature market, is expected to rebound from a sluggish 2024 due to solar and battery incentives that took effect in May 2025 thanks to recent action by the State of Hawaii’s Public Utilities Commission.”

James Brennan, SUNation’s Chief Financial Officer, said, “The restructuring and debt reduction initiatives we have implemented over the last several quarters have simplified and strengthened our capital structure, significantly reduced monthly cash burn, enhanced cash flows, and stabilized our financial profile. Q1 2025 selling, general and administrative (“SG&A”) expenses declined by 9% from the first quarter of 2024 and interest expense decreased by 25%. We improved our cash position and lowered our debt by more than 50% from December 31, 2024.”

Mr. Maskin concluded, “Although our business and industry are still recovering from a difficult period, we remain optimistic about 2025 and the long-term promise of solar energy. We have created a solid financial and operating platform, have maintained a sterling reputation among customers, and our team members are among the best in our industry. We are pursuing a variety of organic and acquisition-based initiatives that can expand our market reach, add scale to our business, and evolve our model into a one-stop shop for solar and storage related needs. For these reasons and more, we have the confidence to provide annual guidance for 2025.”

Q1 2025 Financial Results Overview

Comparisons are to the first quarter ended March 31, 2024 (“Q1 2024”) unless otherwise noted

●	Consolidated revenue declined by 4% to $12.6 million from $13.2 million. At SUNation, Commercial revenue rose 28%, which offset a 3% decline in Residential revenue due largely to seasonality, as well as lower Service revenue. At HEC, revenue declined by 11% to $3.1 million, which the Company believes is due largely to a lack of solar and battery incentives available in Q1 2025; these incentives once again became available May 15, 2025.

●	Gross profit was $4.4 million, or 35.1%, compared to gross profit of $4.8 million, or 36.4%, due primarily to lower total revenues.

●	SG&A expenses declined by 9% to $6.0 million from $6.6 million, the result of cost optimization and efficiency measures implemented in 2024.

●	Total operating expenses decreased by 5.6% to $6.6 million from $7.0 million.

●	Interest expense declined 25% to $0.6 million from $0.8 million, reflecting management’s commitment to the repayment and retirement of outstanding debt.

●	Net loss was $(3.5) million compared to net income of $1.2 million. Net income in Q1 2024 included $3.4 million of other income while net loss in Q1 2025 included other expenses of $(1.3) million.

●	Adjusted EBITDA was stable at $(1.5) million.

Financial Condition March 31, 2025

●	Cash and cash equivalents rose to $1.4 million from $0.8 million at December 31, 2024, and restricted cash was stable at $0.3 million when compared to December 31, 2024.

●	Total debt, which includes earnout consideration of $2.1 million, declined 51% to $9.2 million from total debt of $19.1 million at December 31, 2024.

●	Accounts payable decreased by $1.5 million from December 31, 2024

●	Current liabilities decreased by $6.9 million from December 31, 2024

●	Long-term liabilities decreased by $0.7 million from December 31, 2024

●	Stockholders’ equity increased by $6.3 million from December 31, 2024

Recent Financial Developments

●	Secured a total of $20 million in aggregate gross proceeds via a securities purchase agreement with certain institutional investors.

●	Eliminated $12.6 million of secured debt and other long-term contractual obligations that removed an average annual cash drain of approximately $3.4 million through 2027, which includes lowering annual interest expense for 2025 by an estimated $1.4 million.

●	Reduced 2025 SG&A spending by an estimated $2.0 million.

●	Paid in full a $2.5 million earn out payment associated with the November 2022 acquisition of SUNation Solar Systems, Inc. and five of its affiliated entities.

●	Restructured $5.5 million of long-term debt.

●	Entered into a new $1.0 million line of credit agreement with MBB Energy, LLC, which was unused as of May 15, 2025.

●	Signed separate Letters of Intent with Energy Systems Group, an award-winning energy services company, for the deployment of over 2.35 MWs of solar power at two school districts on Long Island.

2025 FINANCIAL GUIDANCE

Based on results for the first quarter of 2025, progress associated with our corporate transformation activities, and current business conditions and estimated outlook, the Company is providing the following financial guidance for the year ending December 31, 2025:

●	Total sales of $65 million to $70 million, a projected increase of between 14% and 23% from total sales of $56.9 million in 2024.

●	Adjusted EBITDA of $0.5 million to $0.7 million, an increase from an Adjusted EBITDA loss in 2024.

Guidance for full year 2025 is based on the Company’s current views, beliefs, estimates and assumptions. It does not include any potential impact related to, among numerous other potential events that are largely out of our control, such as current or future tariffs, global disruptions, broader industry dynamics and trade policy changes, which the Company is unable to predict at this time. All financial expectations are forward-looking, and actual results may differ materially from such expectations, as further discussed below under the heading ” Forward-Looking Statements.”

We are not able to provide a reconciliation of Adjusted EBITDA guidance for full year 2025 to net profit (loss), the most directly comparable GAAP financial measure, because certain items that are excluded from Adjusted EBITDA but included in net profit (loss) cannot be predicted on a forward-looking basis without unreasonable effort or are not within our control.

Q1 2025 CONFERENCE CALL

Management will host a conference call on Friday, May 16, 2025 at 9:00 am ET. Interested parties may participate in the call by dialing:

●	Domestic: (800) 715-9871

●	International: (646) 307-1963

●	Passcode: 1430444

The conference call will also be accessible via the Investor Relations section of the Company’s web site at https://ir.sunation.com/news-events or via this link: https://edge.media-server.com/mmc/p/6k6euqgi

About SUNation Energy, Inc.

SUNation Energy, Inc. is focused on growing leading local and regional solar, storage, and energy services companies nationwide. Our vision is to power the energy transition through grass-roots growth of solar electricity paired with battery storage. Our portfolio of brands (SUNation, Hawaii Energy Connection, E-Gear) provide homeowners and businesses of all sizes with an end-to-end product offering spanning solar, battery storage, and grid services. SUNation Energy, Inc.’s largest markets include New York, Florida, and Hawaii, and the company operates in three (3) states.

Forward Looking Statements

Our prospects here at SUNation Energy Inc. are subject to uncertainties and risks. This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. The Company intends that such forward-looking statements be subject to the safe harbor provided by the foregoing Sections. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this presentation. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. We caution readers not to place undue reliance upon any such forward-looking statements. The Company does not undertake to publicly update or revise forward-looking statements, whether because of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in the Company’s filings with the SEC which can be found on the SEC’s website at www.sec.gov.

Contacts:
Scott Maskin Chief Executive Officer +1 (631) 350-9340 smaskin@sunation.com SUNation Energy Investor Relations IR@sunation.com

SUNATION ENERGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

ASSETS
	March 31	December 31
	2025	2024
CURRENT ASSETS:
Cash and cash equivalents	$1,447,329	$839,268
Restricted cash and cash equivalents	292,901	312,080
Trade accounts receivable, less allowance for credit losses of $215,738 and $240,817, respectively	3,927,676	4,881,094
Inventories, net	2,512,552	2,707,643
Related party receivables	23,739	23,471
Prepaid expenses	1,383,296	1,587,464
Costs and estimated earnings in excess of billings	692,821	560,648
Other current assets	264,875	198,717
TOTAL CURRENT ASSETS	10,545,189	11,110,385
PROPERTY, PLANT AND EQUIPMENT, net	1,164,610	1,238,898
OTHER ASSETS:
Goodwill	17,443,869	17,443,869
Operating lease right of use asset	3,600,546	3,686,747
Intangible assets, net	11,661,458	12,220,833
Other assets, net	12,000	12,000
TOTAL OTHER ASSETS	32,717,873	33,363,449
TOTAL ASSETS	$44,427,672	$45,712,732
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,514,331	$8,032,769
Accrued compensation and benefits	817,585	796,815
Operating lease liability	329,793	321,860
Accrued warranty	183,375	350,013
Other accrued liabilities	1,375,025	1,055,995
Accrued loss contingencies	342,216	1,300,000
Income taxes payable	19,686	5,071
Refundable customer deposits	1,426,398	1,870,173
Billings in excess of costs and estimated earnings	298,173	444,310
Contingent value rights	292,901	312,080
Earnout consideration	2,110,896	2,500,000
Contingent forward contract	5,406,033	—
Current portion of loans payable	351,249	3,139,113
Current portion of loans payable - related party	806,154	6,951,563
Embedded derivative liability	—	82,281
TOTAL CURRENT LIABILITIES	20,273,815	27,162,043
LONG-TERM LIABILITIES:
Loans payable and related interest	1,248,397	6,531,650
Loans payable and related interest - related party	4,712,780	—
Operating lease liability	3,385,783	3,471,623
TOTAL LONG-TERM LIABILITIES	9,346,960	10,003,273
COMMITMENTS AND CONTINGENCIES (Note 6)
STOCKHOLDERS’ EQUITY
Series A Convertible preferred stock, par value $1.00 per share; 3,000,000 shares authorized; no shares issued and outstanding, respectively	—	—
Series D preferred stock, par value $1.00 per share; 3,000,000 shares authorized; 1 and no shares issued and outstanding, respectively	1	—
Common stock, par value $0.05 per share; 125,000 shares authorized; 81,391 and 9,343 shares issued and outstanding, respectively(1)	4,070	467
Additional paid-in capital(1)	61,198,304	51,445,995
Accumulated deficit	(46,395,478)	(42,899,046)
TOTAL STOCKHOLDERS’ EQUITY	14,806,897	8,547,416
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$44,427,672	$45,712,732

(1)	Prior period results have been adjusted to reflect the reverse stock split of the common stock at a ratio of 1-for-200 that became effective April 21, 2025, the reverse stock split of the common stock at a ratio of 1-for-50 that became effective October 17, 2024 and the reverse stock split of the common stock at a ratio of 1-for-15 that became effective June 12, 2024. See Note 1, “Nature of Operations,” for further details.

SUNATION ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31
	2025	2024
Sales	$12,636,638	$13,219,197
Cost of sales	8,205,313	8,413,749
Gross profit	4,431,325	4,805,448
Operating expenses:
Selling, general and administrative expenses	6,039,298	6,629,027
Amortization expense	559,375	709,375
Fair value remeasurement of SUNation earnout consideration	—	(350,000)
Total operating expenses	6,598,673	6,988,402
Operating loss	(2,167,348)	(2,182,954)
Other (expense) income:
Investment and other income	48,165	45,841
Gain on sale of assets	—	6,118
Fair value remeasurement of warrant liability	—	3,728,593
Fair value remeasurement of contingent forward contract	109,492	—
Fair value remeasurement of contingent value rights	19,179	376,085
Financing fees	(576,594)	—
Interest expense	(571,240)	(764,870)
Loss on debt extinguishment	(343,471)	—
Other (expense) income, net	(1,314,469)	3,391,767
Net (loss) income before income taxes	(3,481,817)	1,208,813
Income tax expense	14,615	6,162
Net (loss) income	(3,496,432)	1,202,651

Deemed dividend on extinguishment of Convertible Preferred Stock	—	(751,125)
Deemed dividend on modification of PIPE Warrants	—	(10,571,514)
Net loss attributable to common shareholders	$(3,496,432)	$(10,119,988)

Basic net loss per share(1)	$(106.71)	$(38,414.84)
Diluted net loss per share(1)	$(106.71)	$(38,414.84)

Weighted Average Basic Shares Outstanding(1)	32,766	263
Weighted Average Dilutive Shares Outstanding(1)	32,766	263

(1)	Prior period results have been adjusted to reflect the reverse stock split of the common stock at a ratio of 1-for-200 that became effective April 21, 2025, the reverse stock split of the common stock at a ratio of 1-for-50 that became effective October 17, 2024 and the reverse stock split of the common stock at a ratio of 1-for-15 that became effective June 12, 2024. See Note 1, “Nature of Operations,” for further details.

Non-GAAP Financial Measures

This press release also includes non-GAAP financial measures that differ from financial measures calculated in accordance with United States generally accepted accounting principles (“GAAP”). Adjusted EBITDA is a non-GAAP financial measure provided in this release, and is net (loss) income calculated in accordance with GAAP, adjusted for interest, income taxes, depreciation, amortization, stock compensation, gain on sale of assets, financing fees, loss on debt remeasurement, and non-cash fair value remeasurement adjustments as detailed in the reconciliations presented below in this press release.

These non-GAAP financial measures are presented because the Company believes they are useful indicators of its operating performance. Management uses these measures principally as measures of the Company’s operating performance and for planning purposes, including the preparation of the Company’s annual operating plan and financial projections. The Company believes these measures are useful to investors as supplemental information and because they are frequently used by analysts, investors, and other interested parties to evaluate companies in its industry. The Company also believes these non-GAAP financial measures are useful to its management and investors as a measure of comparative operating performance from period to period.

The non-GAAP financial measures presented in this release should not be considered as an alternative to, or superior to, their respective GAAP financial measures, as measures of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and they should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, these measures do not reflect certain cash requirements such as tax payments, debt service requirements, capital expenditures and certain other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. In evaluating non-GAAP financial measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using non-GAAP financial measures on a supplemental basis. The Company’s definition of these non-GAAP financial measures is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

SUNATION ENERGY, INC.

RECONCILIATION OF GAAP NET (LOSS) INCOME TO ADJUSTED EBITDA

	Three Months Ended March 31
	2025	2024
Net (Loss) Income	$(3,496,432)	$1,202,651
Interest expense	571,240	764,870
Interest income	(3,162)	(21,555)
Income taxes	14,615	6,162
Depreciation	67,940	92,417
Amortization	559,375	709,375
Stock compensation	30,815	197,306
Gain on sale of assets	—	(6,118)
FV remeasurement of contingent value rights	(19,179)	(376,085)
FV remeasurement of earnout consideration	—	(350,000)
FV remeasurement of warrant liability	—	(3,728,593)
FV remeasurement of contingent forward contract	(109,492)	—
Financing fees	576,594	—
Loss on debt remeasurement	343,471	—
Adjusted EBITDA	$(1,464,215)	$(1,509,570)